UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 PURSUANT TO SECTION 13 OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  January 30, 2004
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                      Conversion Services International, Inc.
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               (Exact name of registrant as specified in its charter)


          Delaware                      0-30420                 20-1010495
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                      dentification No.)
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           100 Eagle Rock Avenue
         East Hanover, New Jersey                         07936
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 (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (973) 560-9400
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                                 LCS Group, Inc.
                               3 Tennis Court Road
                             Mahopac, New York 10541
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          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT.

On January 30, 2004, it was announced that LCS Group, Inc. (the "Company") completed the merger of its wholly-owned subsidiary, LCS Acquisition Corp. ("LCSAC") with Conversion Services International, Inc., a privately-held Delaware corporation ("CSI"). As part of the transaction, the Company changed its name to "Conversion Services International, Inc." and the former stockholders of CSI now control the board of directors of the Company and approximately 84.3% of the outstanding shares of common stock of the Company (the "Common Stock").

As previously announced, the Company, LCSAC, CSI and certain affiliated stockholders of CSI entered into an Agreement and Plan of Reorganization, dated August 21, 2003, as amended, which agreement called for the closing of the transaction which occurred on January 30, 2004. As part of the transaction, the following key events occurred:

      1. At a special meeting of Company stockholders held on January 23, 2004, Company stockholders approved, among other things: (i) an increase in the Company's authorized shares of Common Stock from 50,000,000 to 1,000,000,000,
(ii) the authorization of up to 20,000,000 shares of "blank check" preferred stock, (iii) the adoption of a stock incentive plan for the Company, and (iv) the election of Scott Newman and Glenn Peipert, the principals of CSI, and Lawrence K. Reisman, a nominee of Messrs. Newman and Peipert, to the Company's board of directors.

      2. At the closing of the merger, the stockholders of CSI received 500,000,000 newly-issued shares of Common Stock (approximately 84.3% of the then outstanding shares). As part of the restructuring, certain officers, directors and convertible note holders of the Company and certain other third parties received an aggregate of 43,779,824 shares of Common Stock, or approximately 9% of the outstanding shares. Included in such 43,779,824 were approximately 18,000,000 shares issued to Dr. Michael Mitchell, the former sole director, President and Chief Executive Officer of the Company.

      3. At the closing of the merger, Dr. Mitchell resigned as the sole director of the Company and all officers of the Company, including Dr. Mitchell, also resigned. The new Board of Directors of the Company appointed Mr. Newman as Chairman, President and Chief Executive Officer, Mr. Peipert as Executive Vice President and Chief Operating Officer and Mr. Mitchell Peipert, the brother of Glenn Peipert, as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Also, as part of its merger with CSI, LCSAC changed its name to "CSI Sub Corp. (DE)".

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On February 2, 2004, the Company announced that it formally changed its corporate name from LCS Group, Inc. to Conversion Services International, Inc. The Company also announced that, effective February 3, 2004, shares of the Common Stock ceased trading under the symbol "LCSI" and were listed on the OTC Bulletin Board under the symbol "CSII." As part of the previously announced merger transaction with LCS Group, the Company also clarified that as a condition to the consummation of the merger transaction, 100% of the outstanding stock of LCS Group's wholly-owned subsidiary, LCS Golf, Inc., was sold to a third party.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

*2.1 Agreement and Plan of Reorganization, dated August 21, 2003, among the Company, LCSAC, CSI and certain affiliated stockholders of CSI.

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*2.2    First Amendment to Agreement and Plan of Reorganization, dated November
        28, 2003, among the Company, LCSAC, CSI and certain affiliated stockholders of CSI.

2.3 Certificate of Merger, dated January 30, 2004, relating to the merger of LCSAC and CSI.

3.1 Certificate of Amendment to the Company's Certificate of Incorporation, dated January 27, 2004, amending, among other things, the authorized shares of common and preferred stock.

3.2 Certificate of Amendment to the Company's Certificate of Incorporation, dated January 30, 2004, changing the name of the Company from LCS Group, Inc. to Conversion Services International, Inc.

3.3     Amended and Restated Bylaws of the Company.

99.1 Press Release of CSI, dated January 30, 2004, relating to the closing of the merger transaction.

99.2 Press Release of CSI, dated February 2, 2004, relating to the Company's new stock symbol.

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*       Incorporated by reference from the Company's Definitive Proxy Statement on Schedule 14A, dated January 5, 2004.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the distribution of the Rights and the Additional Rights;
(ii) statements with respect to the Company's plans, objectives, expectations and intentions with respect to BND; and (iii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).


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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 17, 2004             CONVERSION SERVICES INTERNATIONAL, INC.


                              By: /s/ Scott Newman
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                                   Name:  Scott Newman
                                   Title: President and Chief Executive Officer